Exhibit 99.1

SPAR Group Announces Acquisition of U.S. Merchandising Services Company

TARRYTOWN, NY—September 17, 2012 --SPAR Group, Inc. (SGRP) (the "Company" or "SPAR Group"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that the company has acquired 51% of a U.S. based company that provides merchandising services to multiple Fortune 500 companies.  The company is currently generating approximately $3 million in annual revenue specializing primarily on in-store merchandising and new store opening and remodeling projects.

“SPAR Group is pleased to announce the expansion of our domestic business,” said Gary Raymond, Chief Executive Officer of SPAR Group, Inc.  “This acquisition is part of management’s strategic plan to expand the overall scope of our U.S. based merchandising efforts in order to establish the company as the true market leader within the domestic retail merchandising industry.  This acquisition, coupled with several additional U.S. opportunities, will allow us to strengthen our long-term competitive position in our targeted markets and enable us to service a broader range of retailers and manufacturers. We are pleased to tell our shareholders that this transaction combined with our recent international contract awards and newly announced Romania joint venture, place SPAR Group on a growth trajectory to achieve over $100 million in revenue going forward.”

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, grocery, drug, independent, convenience, electronics, toy and specialty stores, as well as providing furniture and other product assembly services, in-store events, radio frequency identification ("RFID") services, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices.  Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company operates throughout the United States and internationally in 10 of the most populated countries, including China and India. For more information, visit the SPAR Group's website at http://www.sparinc.com/.

Forward Looking Statements

Certain statements in this news release are forward-looking, including (without limitation) expectations or guidance respecting customer contract expansion, growing revenues and profits through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, continuing to maintain costs and consummating any transactions. Undue reliance should not be placed on such forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR Group's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of those and other risk factors and cautionary statements that could affect future results, performance or trends are discussed in SPAR Group's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investors:

Alan Sheinwald
Alliance Advisors, LLC
(212) 398-3486
asheinwald@allianceadvisors.net

Chris Camarra
Alliance Advisors, LLC
(212) 398-3487
ccamarra@allianceadvisors.net